UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 27, 2008
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
Manufacturer Product Recall
Our products are manufactured and packaged by third-party manufacturers. Each of these manufacturers is registered with the federal Food and Drug Administration (“FDA”) as a drug facility, which requires each manufacturer to adhere to Good Manufacturing Practices in its production processes and procedures. As previously disclosed, one of these manufacturers is in the process of responding to observations made by the FDA during a routine inspection of the manufacturer’s facilities. See “Business – Manufacturing and Distribution” in Part I, Item I of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
That manufacturer has advised us that it has determined to voluntarily recall certain lots of Zicam ChewCaps, RapidMelts and RapidMelts + C. We shipped the identified lots to retailers during the following timeframes: ChewCaps (July 2006 to April 2007); RapidMelts (January to December 2007); and RapidMelts + C (January 2007 to February 2008). The recall applies only to certain lots of those products shipped during the applicable periods.
The manufacturer informed us that it was conducting the limited recall because of concern that the product in some lots may contain small metal fragments. There have been no reports of injury or illness involving the affected products. The manufacturer is conducting the “Class II” recall action as a precautionary matter in consultation with the FDA.
Based on the shipment dates of the identified lots and the timing and amount of subsequent re-orders for the products, we expect most of the products have been sold by retailers and that the remaining amount of products subject to the voluntary recall will be minimal. Although difficult to precisely quantify, we estimate that the value of such remaining products, along with associated shipping and handling charges, should be within a reasonable range of $1 million. We expect the manufacturer to be responsible for these and any related costs. Beyond the foregoing financial estimate, we cannot predict what impact, if any, this matter will have on our business going forward.
Forward Looking Statements
This Report on Form 8-K contains forward-looking statements regarding (a) our expectation that retailers have sold most of the products subject to the manufacturer’s recall, (b) our estimate of the costs associated with retailers’ returns of the remaining products subject to the manufacturer’s recall, and (c) our expectation that the manufacturer is responsible for these and any related costs. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from results or outcomes currently expected or sought by us, including (i) retailers holding more products subject to the manufacturer’s recall than we expect, (ii) retailers returning products not subject to the manufacturer’s recall, thereby potentially increasing the costs associated with the recall and (iii) the manufacturer being unable or unwilling to accept financial responsibility for the recall. We assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President and Chief Financial Officer

     Date: June 30, 2008